               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              WIRELESS TELECOM GROUP, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          WIRELESS TELECOM GROUP INC.
                             EAST 64 MIDLAND AVENUE
                           PARAMUS, NEW JERSEY 07652
                                 (201) 261-8797

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, MAY 15, 1998

To the Stockholders of
WIRELESS TELECOM GROUP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wireless Telecom Group, Inc. (the 'Company') will be held at the Radisson Inn, 601 From Road, Paramus, New Jersey 07652, on Friday, May 15, 1998, at 10:00 A.M. local time, for the purpose of electing five directors, each for a term of one year or until their respective successors are elected and qualify.

     The close of business on March 16, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Secretary, Wireless Telecom Group, Inc., East 64 Midland Avenue, Paramus, New Jersey 07652. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors

                                          EUGENE FERRARA
                                          Secretary

Dated: March 20, 1998

                          WIRELESS TELECOM GROUP, INC.
                             EAST 64 MIDLAND AVENUE
                           PARAMUS, NEW JERSEY 07652
                                 (201) 261-8797

                            ------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wireless Telecom Group, Inc. (the 'Company') of proxies in the enclosed form for the Annual Meeting of Stockholders to be held in the Radisson Inn, 601 From Road, Paramus, New Jersey 07652, on Friday, May 15, 1998, at 10:00 A.M. local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted FOR proposal 1 listed below and, in their best judgment, will be voted on any other matters as may come before the meeting. Any stockholder giving such a proxy has the power to revoke the same at any time before it is voted by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Secretary, Wireless Telecom Group, Inc., East 64 Midland Avenue, Paramus, New Jersey 07652. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

     The principal executive offices of the Company are located at East 64 Midland Avenue, Paramus, New Jersey 07652. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is March 20, 1998.

                               VOTING SECURITIES

     Only holders of shares of Common Stock, par value $.01 per share ('Shares'), of record at the close of business on March 16, 1998 are entitled to vote at the meeting. On the record date there were outstanding 17,478,098 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the meeting. The holders of a majority of the outstanding Shares shall constitute a quorum.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the shares present, in person or by proxy, at the meeting and entitled to vote is required for the election of the directors. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable American Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspector of election.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the Company's Common Stock owned as of March 16, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and named executive officer, and (iii) all officers and directors as a group. Except as otherwise set forth below, the address of each such person is c\o Wireless Telecom Group, Inc., E. 64 Midland Avenue, Paramus, New Jersey, 07652.

                                                                                 AMOUNT AND NATURE OF      PERCENTAGE
                             NAMES AND ADDRESSES                                BENEFICIAL OWNERSHIP(1)      OWNED
-----------------------------------------------------------------------------   -----------------------    ----------

Dale Sydnor(2)...............................................................            281,000               1.6%
Edward Garcia(3).............................................................             79,000              *
Eugene Ferrara(4)............................................................             49,000              *
Inho Alex Kim(5).............................................................             18,000              *
Dominick Scaringella(6) .....................................................            959,400               5.5
  Five Surrey Road
  New Hyde Park, NY
Demir Richard Eden ..........................................................             19,000              *
  120-10 Audley Street
  Kew Gardens, NY
John Wilchek ................................................................             12,000              *
  211 Mohican Lane
  Franklin Lakes, NJ
Franklin H. Blecher .........................................................                300              *
  6039 Collins Ave
  Miami Beach, FL
All officers and directors as a group (8 persons)(2)(3)(4)(5)(6).............          1,417,700               8.0
FMR Corp(7) .................................................................          1,694,900               9.7%
  82 Devonshire Street
  Boston, MA 02109

------------

 * Less than one percent

(1) Except as otherwise set forth in the footnotes below, all shares are beneficially owned, and the sole voting and investment power is held by the persons named.

(2) Includes 81,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 1998. Excludes an aggregate of 134,000 shares of Common Stock subject to options which are not exercisable within 60 days of March 16, 1998.

(3) Includes 49,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 1998. Excludes an aggregate of 71,000 shares of Common Stock subject to options which are not exercisable within 60 days of March 16, 1998.

(4) Includes 46,600 shares of Common Stock subject to options exercisable within 60 days of March 16, 1998. Excludes an aggregate of 71,000 shares of Common Stock subject to options which are not exercisable within 60 days of March 16, 1998.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(5) Includes 13,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 1998. Excludes an aggregate of 45,800 shares of Common Stock subject to options which are not exercisable within 60 days of March 16, 1998.

(6) Includes 313,700 shares held in the name of Mr. Scaringella's wife.

(7) Based on information set forth in Form 13G dated December 30, 1997, filed with the Securities and Exchange Commission ('SEC').

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the meeting, five Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and shall qualify. The accompanying form of proxy will be voted for the election as Directors of the five persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

              THE FOLLOWING IS INFORMATION REGARDING EACH NOMINEE:

          Dale Sydnor, age 41, has served as Chairman of the Board since May 1997. He was elected Chief Executive Officer and as a member of the Board of Directors in May 1996 and he has served as the Company's President since July 1995. Mr. Sydnor also held the position of Chief Operating Officer from April 1991 until August 1996. Mr. Sydnor has been associated with the Company since 1988. Mr. Sydnor has a bachelor's degree in Electrical Engineering and has undertaken graduate studies in Business Administration.

          Dominick Scaringella, age 59, became a Director of the Company in August 1991. From 1988 to date, he has served as President of Precision Electronics, Inc., a manufacturer of electronics products. Previously, Mr. Scaringella served as a Director and Vice President of MSI Electronics, a manufacturer of semiconductors.

          John Wilchek, age 57, became a director of the Company in May 1993. He was the founder, President, CEO and Chairman of Zenith Knitting Mills until his retirement in 1991.

          Demir Richard Eden, age 58, is and has been since its founding in 1979, the President, CEO and the Chairman of Intra Computer, Inc., a manufacturing and engineering consulting company. Mr. Eden has a Master of Science degree in Electronics and Business Administration from Istanbul Technical University as well as an MS in Computer Science from New York Polytechnic University. Mr. Eden became a director of the Company in May 1993.

          Franklin H. Blecher, Ph.D., age 69, became a director of the Company in November 1994. In a distinguished thirty-seven year career with AT&T Bell Laboratories, Dr. Blecher held several significant positions including Executive Director of the Technical Information Systems Division from 1987 to 1989 and Executive Director of the Integrated Circuit Design Division from 1982 to 1987 and previously Director of the Mobile Communications Laboratory. Dr. Blecher has made significant contributions in the area of transistor design for computer applications. He has also developed widely used telephone and cellular transmission systems. His laboratory's work in the cellular field was used by the FCC to establish standards for commercial cellular systems. Dr. Blecher received his Ph.D. from New York Polytechnic University where he is presently a member of the Corporate Board and is Past Chairman of the Engineering Foundation.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all the filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

     During the fiscal year ended December 31, 1997, there were four formal meetings of the Board of Directors. The Board of Directors has a Stock Option Committee, a Compensation Committee and an Audit Committee, which held four, one and one formal meeting(s), respectively during the fiscal year ended December 31, 1997. The members of the Stock Option Committee are Dale Sydnor and John Wilchek. The members of the Compensation Committee are Dale Sydnor, Demir Richard Eden and Dominick Scaringella. The members of the Audit Committee are John Wilchek and Demir Richard Eden.

     The Company does not have a formal Executive Committee or Nominating Committee of the Board of Directors.

     Non-employee directors receive an attendance fee of $1,000 per meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 1997, 1996 and 1995, the annual and long-term compensation for the Company's chief executive officer and its most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1997 (the 'named executive officers').

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                       ANNUAL COMPENSATION            AWARDS
                                                  ------------------------------   ------------      ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS     OTHER(1)     OPTIONS      COMPENSATION(2)
------------------------------------------ ----   --------   --------   --------   ------------   ---------------

Dale Sydnor .............................. 1997   $235,577   $ 50,000      --          40,000         $ 8,375
  Chairman of the Board,                   1996    181,731      --         --          40,000           7,900
  CEO and President                        1995    125,353    168,000      --         125,000           7,386
Gary Simonyan ............................ 1997   $180,337      --      $103,769       --             $ 4,225
  Chairman of the Board                    1996    302,500      --        56,263       --               4,594
  (retired July 31, 1997)                  1995    286,529      --        56,263       --               4,060
Edward Garcia ............................ 1997   $125,185   $ 20,000      --          25,000         $ 7,802
  Executive Vice President                 1996    102,692     15,000      --          20,000           7,702
  Chief Operating Officer                  1995     80,000     31,838      --          75,000           6,687
Eugene Ferrara ........................... 1997   $114,921   $ 20,000      --          25,000         $ 6,346
  Executive Vice President                 1996     96,346     15,000      --          20,000           5,401
  Chief Financial Officer                  1995     80,000     21,844      --          75,000           4,076
Bent Hessen-Schmidt ...................... 1997   $113,651   $ 20,000      --          25,000         $ 7,375
  Vice President -- Sales & Marketing(3)   1996     94,231     10,000      --          20,000           7,375
                                           1995     80,000     22,293      --          30,000           7,310

------------

(1) Final Premiums on personal life insurance policies paid for by the Company.

(2) Includes the total estimated value for the use of an automobile of $1,850 in 1997, $2,219 in 1996 and $1,750 in 1995 for Mr. Simonyan, $1,420 in 1997,
    $1,320 in 1996 and $832 in 1995 for Mr. Garcia and $1,320 in 1997 and $850
    in 1996 for Mr. Ferrara, the total premiums paid on split-dollar life insurance for Messers. Sydnor, Garcia, Ferrara and Hessen-Schmidt and the matching contribution to the Wireless Telecom Group 401(k) Profit Sharing Plan.

(3) Effective March 4, 1998, Mr. Hessen-Schmidt is no longer affiliated with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee (the 'Committee') was formed in July 1997. The Committee is composed of Messrs. Eden, Scaringella and Sydnor. Prior to the formation of the Committee deliberations concerning executive officer compensation were made by the Company's Board of Directors, which board also includes Dale Sydnor (Chairman of the Board). The Compensation Committee determines compensation levels based on individual performance and responsibility, as well as overall corporate performance. The predominant components of executive compensation have been base salary and stock option grants.

     No executive officer of the Company served as a director or member of a compensation committee of another entity.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     No employment contracts are currently in existence with any of the officers of the Company.

OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1997

     The following table sets forth certain information concerning options granted during the year ended December 31, 1997 to the named executives:

             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1997

                                                                                                        POTENTIAL
                                       INDIVIDUAL GRANTS                                           REALIZABLE VALUE AT
------------------------------------------------------------------------------------------------     ASSUMED ANNUAL
                                                           % OF TOTAL                                RATES OF STOCK
                                                            OPTIONS                                PRICE APPRECIATION
                                             OPTIONS       GRANTED TO                                FOR OPTION TERM
                                             GRANTED       EMPLOYEES      EXERCISE OR   EXPIRATION -------------------
                   NAME                        (1)       IN FISCAL YEAR   BASE PRICE      DATE        5%        10%
------------------------------------------  ----------   --------------   -----------   --------   --------   --------

Gary Simonyan.............................     --            --              --            --         --         --
Dale Sydnor...............................    40,000           9.98%         $7.38      10/26/07   $185,524   $470,154
Edward Garcia.............................    25,000           6.23%         $7.38      10/26/07   $115,952   $293,846
Eugene Ferrara............................    25,000           6.23%         $7.38      10/26/07   $115,952   $293,846
Bent Hessen-Schmidt.......................    25,000           6.23%         $7.38      10/26/07   $115,952   $293,846

------------

(1) Options vest 20% per year over a five year period beginning with the first anniversary date in 1998. The grant date of this option is October 27, 1997.

  AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1997 AND YEAR-END
                                 OPTION VALUES

     The following table provides information regarding stock option exercises by the named executives and the number and value of unexercised options held by named executives at December 31, 1997.

                                                                           NUMBER OF               VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                        SHARES                        AT FISCAL YEAR END           AT FISCAL YEAR END(2)
                                      ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                NAME                   EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------  -----------   -----------   -----------   -------------   -----------   -------------

Gary Simonyan.......................     --            --            --             --              --            --
Dale Sydnor.........................     --            --            58,000        157,000       $  62,500       $93,750
Edward Garcia.......................     --            --            34,000         86,000       $  37,500       $56,250
Eugene Ferrara......................      2,400       $14,900        31,600         86,000       $  32,500       $56,250
Bent Hessen-Schmidt.................     10,000       $89,167        66,000         59,000       $ 300,510       $37,500

------------

(1) Based on the aggregate value realized upon the date of exercise.

(2) Based upon the closing market price of the Company's Common Stock ($6.25 per share on December 31, 1997).

                               PERFORMANCE GRAPH

     The graph below presents the cumulative total returns for the Company's Common Stock ('WTT') compared with the American Stock Exchange Market Value Index and a peer group index of 54 companies selected on an industry basis. The graph assumes that the value of the investment in WTT's common stock, the American Stock Exchange Market Value Index and the peer group index each was $100 on December 31, 1992 and that all dividends were reinvested. All of the indexes include only companies whose common stock has been registered under
Section 12 of the Securities Exchange Act of 1934 for at least the time frame set forth in the graph.

     The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The Performance Graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.

                               [PERFORMANCE GRAPH]


                                                    YEARS ENDED DECEMBER 31,
                                      1992    1993     1994      1995      1996      1997

Wireless Telecom Group, Inc. ......   $100    $248    $1,246    $2,870    $3,567    $2,226
Peer Group.........................   $100    $ 84    $   95    $  124    $  149    $  154
AMEX Broad Market Index............   $100    $119    $  105    $  135    $  143    $  172

401(k) PROFIT SHARING PLAN

     The Company's 401(k) Profit Sharing Plan (the 'PSP') is qualified under Sections 401(a) and 401(k) of the Federal Internal Revenue Code. The effective date of the PSP is January 1, 1991. This plan is administered under a Trust and one of the Company's directors is currently serving as a trustee. All employees of the Company, who are 21 years or older, including its executive officers, are eligible to participate in this plan after six months of employment with the Company.

     Under the PSP, participating employees have the right to elect that their contributions to this plan be made from reductions from the compensation owed to them by the Company up to 15% of their compensation per annum not to exceed $9,500 for 1997. In addition, the Company, at its discretion, can make contributions to this plan of up to 6% of the participant's annual compensation that will be allocated among them. Participating employees are entitled to full distribution of their share of the Company's contribution under this plan upon their death, total disability or when they reach retirement age (i.e., 65 years of age). If their employment is terminated earlier, their share of the Company's contributions will depend upon their number of years of employment with the Company. Employees are entitled to receive 20%, 40%, 60%, 80% and 100%, respectively, of the Company's contributions upon completion of 3, 4, 5, 6 and 7 years of employment, respectively.

     All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and employees' contributions, they may receive investment earnings relating to the funds in their account under this plan.

     Benefits under the PSP are payable to eligible employees in a single lump sum or in installments upon termination of their employment, although in-service withdrawals are permitted under certain circumstances. If more than 60% of its contributions are allocated to key employees, the Company will be compelled to contribute 3% of their annual compensation to each participating non-key employee's account for that year. If the Company terminates this plan, participating employees are entitled to 100% of the Company's contributions credited to their accounts. Contributions to the plan for Fiscal 1997 and Fiscal 1996 aggregated $48,485 and $42,013, respectively.

DIRECTOR COMPENSATION

     Director Fees. Directors who are not employees of the Company are compensated for their services according to a standard arrangement authorized by a resolution of the Board of Directors. Such directors are paid an annual retainer at the rate of $1,000 for each meeting of the Board of Directors attended by such director.

DIRECTOR AND OFFICER LIABILITY

     New Jersey's Business Corporation Act permits New Jersey corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors and officers of the corporation for damages arising from certain breaches of fiduciary duty. The Company's Certificate of Incorporation includes a provision eliminating the personal liability of directors and officers to the Company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts of omissions in violation of directors' and officers' fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director's or officer's duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the Company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. The Company's Certificate of Incorporation does not have any effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. The Company also has in effect under a policy effective January 19, 1998, and expiring on January 19, 1999, insurance covering all of its directors and officers against certain liabilities and reimbursing the Company for obligations for which it incurs as a result of its indemnification of such directors, officers and employees.

INCENTIVE STOCK OPTION PLAN

     Under the Company's Incentive Stock Option Plan (the 'Plan') options to purchase a maximum of 1,750,000 shares of Common Stock of the Company may be granted to officers and other key employees of the Company. Options granted under the Plan are intended to qualify as incentive stock options as defined in the Internal Revenue Code.

     The Plan is administered by the Stock Option Committee which is composed of two members of the Board. The purposes of the Plan are to ensure the retention of existing executive personnel and key employees, to attract to the Company individuals of experience and ability, to encourage proprietary interest in the Company, and to provide additional incentive by permitting such individuals to participate in the ownership of the Company. The criteria the Stock Option Committee uses in granting options pursuant to the Plan is consistent with these purposes.

     Options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. The aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year may not exceed $100,000.

     Options granted under the Plan to officers or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 30 days of the date of termination of the employment relationship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within three (3) months of the date of termination of the employment relationship. Upon the exercise of an option, payment may be made by cash or by any other means that the Stock Option Committee determines. No option may be granted under the Plan after February 19, 2005 on which date the Plan will expire. Options may be granted only to such employees and officers of the Company as the Stock Option Committee shall select from time to time in its sole discretion, provided that only employees of the Company shall be eligible to receive incentive options.

     The Stock Option Committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and such other factors deemed relevant in accomplishing the purpose of the Plan.

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
     Under the Plan, the optionee has none of the rights of a shareholder with respect to the shares issuable upon the exercise of the option until such shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

     The Board of Directors may amend or terminate the Plan except that shareholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan (unless adjusted to reflect such changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3,
Section 422 or Section 162(m) of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

FEDERAL TAX CONSEQUENCES

     Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of incentive options if granted under the terms set forth in the Plan. Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's 'alternative minimum tax' liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

     If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a 'Disqualifying Disposition'), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

     At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period.

     The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Plan. For instance, the treatment of options under state and local tax laws, which is not described above, may differ from the treatment for Federal income tax purposes.

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
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is Lazar Levine & Felix LLP. The Board of Directors does not expect that representatives of Lazar Levine & Felix LLP will be present at the Annual Meeting of Stockholders.

GENERAL

     The Management of the Company does not know of any matters other than those stated in the Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and fax.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 1997 (as filed with the Securities and Exchange Commission) including the financial statements and the schedules thereto. All such requests should be directed to Eugene Ferrara, Secretary, Wireless Telecom Group, Inc., East 64 Midland Avenue, Paramus, New Jersey 07652.

     All proposals of stockholders intended to be included in the proxy statement to be presented at the next Annual Meeting of Stockholders must be received at the Company's executive office in Paramus, New Jersey, no later than November 21, 1998.

                                          By Order of the Board of Directors


                                          EUGENE FERRARA
                                          Secretary

Dated: March 20, 1998

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

                                 APPENDIX 1
                                 PROXY CARD

                                                                           PROXY

                          WIRELESS TELECOM GROUP, INC
               EAST 64 MIDLAND AVENUE, PARAMUS, NEW JERSEY 07652

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dale Sydnor and Demir Richard Eden as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Wireless Telecom Group, Inc. held of record by the undersigned on March 16, 1998, at the Annual Meeting of Stockholders to be held on May 15, 1998 or any adjournment thereof.

1. Election of FRANKLIN H. BLECHER, DEMIR RICHARD EDEN, DALE SYDNOR, DOMINICK SCARINGELLA AND JOHN WILCHEK as Directors,

   FOR all five nominees listed (except as marked to the contrary
   above)  [ ]                      WITHHOLD AUTHORITY  [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE NOMINEES STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE)

  ------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                            Dated: _______________________, 1998

                                            Signature: _________________________

                                            Signature if held jointly: _________

                                            WHEN SIGNING AS ATTORNEY, AS
                                            EXECUTOR, AS ADMINISTRATOR, TRUSTEE
                                            OR GUARDIAN, PLEASE GIVE FULL TITLE
                                            AS SUCH. IF A CORPORATION, PLEASE
                                            SIGN IN FULL CORPORATE NAME BY
                                            PRESIDENT OR OTHER AUTHORIZED
                                            OFFICER. IF A PARTNERSHIP, PLEASE
                                            SIGN IN PARTNERSHIP NAME BY
                                            AUTHORIZED PERSON.